Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Geos Communications, Inc.
Southlake, Texas

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-164260) of Geos Communications, Inc. of our report dated April 7, 2011, relating to the Consolidated Financial Statements which appear in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

Dallas, Texas
April 7, 2011